UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2010

ONCOGENEX PHARMACEUTICALS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	033-80623	95-4343413
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1522 217th Place S.E. Bothell, Washington	98021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 487-9500

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2010, the Company issued a press release (the “Press Release”) announcing the appointment of Michelle Burris as Executive Vice President, Operations and Chief Financial Officer of the Company, effective January 3, 2011. A copy of the Press Release is attached as Exhibit 99.1 and incorporated herein by reference.

Ms. Burris, 45, has been a director of the Company since May 2004. Ms. Burris has resigned from her positions on the committees of the Board of Directors, but will remain a director of the Company until her appointment as Executive Vice President, Operations and Chief Financial Officer. David V. Smith succeeds Ms. Burris as Chair of the Audit Committee.

Upon her appointment, Ms. Burris will serve as the Company’s principal financial and principal accounting officer, succeeding Cameron Lawrence, who had been appointed as such on an interim basis pending the appointment of a new Chief Financial Officer. Mr. Lawrence will continue to serve as the Company’s Director of Financial Reporting.

Ms. Burris most recently served as Senior Vice President and Chief Operating Officer for Trubion Pharmaceuticals, Inc. until its recent acquisition by Emergent BioSolutions, Inc. She joined Trubion in 2006 as senior vice president and chief financial officer after holding similar positions at Dendreon Corporation and Corixa Corporation. Prior to entering the biotechnology field, she served in numerous management positions at The Boeing Company and, prior to that, as a research analyst at Cypress International Inc., Washington, D.C.-based high-technology consulting firm.

Additional information regarding Ms. Burris is set forth in the Press Release and the sections of the Company’s definitive proxy statement on Schedule 14A filed on April 19, 2010 entitled “Board of Directors – Michelle Burris” and “Director Compensation Policy”, which are incorporated herein by reference.

On November 5, 2010, Ms. Burris entered into an Offer Letter (the “Offer Letter”) and an Employment Agreement with the Company (the “Employment Agreement”), pursuant to which Ms. Burris will, effective January 3, 2011, be paid an annual base salary of $365,000 and will be eligible to receive a discretionary annual incentive bonus of up to 35% of her base pay, awarded by the Company’s Board of Directors and Compensation Committee in their sole discretion and subject to their modification. On the commencement of her employment, Ms. Burris will also be awarded a stock option to purchase 35,000 shares of the Company’s common stock pursuant to the terms and conditions of the Company’s 2010 Performance Incentive Plan, and will be eligible to participate in the Company’s equity compensation plans as in effect from time to time.

The Employment Agreement also provides Ms. Burris with termination benefits in the event of an involuntary termination (as defined in the Employment Agreement), provided that, in the case of termination for good reason (as defined in the Employment Agreement), Ms. Burris provides the Company with 30 days advance written notice and an opportunity to cure such breach during such 30-day period. Upon such involuntary termination, the Company will be obligated to pay Ms. Burris a lump sum equal to 12 months of her then-current base salary, plus an additional 30 days’ salary if such termination is by the Company and the Company has not provided Ms. Burris with 30 days advanced written notice of such termination. In addition, if Ms. Burris elects to continue her (and her dependents’) health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Company must pay up to 12 months of Ms. Burris’ monthly premium under COBRA, provided that the Company’s obligation to pay the monthly premium will cease when Ms. Burris becomes eligible to receive substantially equivalent health coverage in connection with new employment. Notwithstanding the terms of any equity compensation plan of the Company or any agreement in connection therewith, upon such involuntary termination, the time-based vesting restrictions (if any) will immediately lapse on an additional number of shares under all of Ms. Burris’ outstanding compensatory equity in the Company that would have time-vested if Ms. Burris had continued in employment for 12 months following the involuntary termination.

In addition, the Employment Agreement provides for additional termination benefits if, among other events, there is an involuntary termination during the period beginning three months before and ending 12 months after a change in control of the Company (as defined in the Employment Agreement). Upon such a change in control termination, the Company will be obligated to pay Ms. Burris 15 months of her then-current base salary, plus a sum equal to 12 months of her average monthly bonus earnings, where such average is calculated over the 24 month period immediately preceding Ms. Burris’ separation from services and based on Ms. Burris’ bonuses paid in such 24 month period. In addition, the Company’s payment of monthly COBRA premiums as described above will be for up to 15 months instead of up to 12 months. Notwithstanding the terms of any equity compensation plan of the Company or any agreement in connection therewith, upon a change in control termination, all vesting restrictions (if any) will immediately lapse on all of Ms. Burris’ compensatory equity in the Company effective as of her separation from service.

All termination benefits in the event of an involuntary termination or change in control termination are subject to Ms. Burris’ execution, delivery and non-revocation of a general release of all litigation and other claims against the Company and its affiliates.

The Employment Agreement also provides for non-solicitation and non-compete covenants for 12 months following a termination, as well as customary confidentiality and non-disparagement covenants for the term of employment and thereafter.

Copies of the Offer Letter and Employment Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Offer Letter dated November 5, 2010 between OncoGenex Pharmaceuticals, Inc. and Michelle Burris.
10.2	Employment Agreement dated November 5, 2010 and effective January 3, 2011 between OncoGenex Pharmaceuticals, Inc. and Michelle Burris.
99.1	Press release of OncoGenex Pharmaceuticals, Inc. dated November 8, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ONCOGENEX PHARMACEUTICALS, INC.
Date: November 8, 2010	/s/ Scott Cormack

Scott Cormack President and Chief Executive Officer